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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Beazer Homes USA, Inc. on Form S-3 of our report dated November 3, 1999, incorporated by reference in the Annual Report on Form 10-K of Beazer Homes
USA, Inc. for the year ended September 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

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DELOITTE & TOUCHE LLP
Atlanta, Georgia
January 28, 2000